Exhibit 10.2

SPONSOR SUPPORT AND LOCK-UP AGREEMENT AND DEED

This SPONSOR SUPPORT AND LOCK-UP AGREEMENT AND DEED (this “Agreement”) is made as a deed as of August 27, 2026, by and among Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands, (the “Company”), Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BIII”), Black Spade Sponsor LLC III, a limited liability company registered under the laws of the Cayman Islands (the “Sponsor”), and each of the undersigned Persons listed on Schedule A to this Agreement (each, together with the Sponsor, the “Sponsor Parties”).

RECITALS

WHEREAS, BIII, the Company and Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore and a wholly owned subsidiary of the Company (“Astrum Singapore”) are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) providing for, among other things, the merger of the Company with and into BIII, with BIII being the surviving entity and continuing its existence as a publicly traded company listed on the New York Stock Exchange (the “Merger”).

WHEREAS, each of the Sponsor Parties is, as of the date of this Agreement, the beneficial and sole legal owner of such number of BIII Class B Ordinary Shares and such number of BIII Private Warrants that entitle the relevant Sponsor Party to purchase such number of BIII Class A Ordinary Shares as is set forth opposite its name on Schedule A hereto (such shares, together with any BIII Ordinary Shares (a) issued or otherwise distributed to such Sponsor Party pursuant to any share dividend or distribution, (b) resulting from any change in any of the BIII Ordinary Shares by reason of any share split, recapitalization, combination, exchange of shares or the like, (c) the legal ownership of which is acquired by such Sponsor Party by exchange or conversion of any other security acquired after the date of this Agreement, or (d) as to which such Sponsor Party acquires the right to vote or share in the voting, in each case after the date of this Agreement and during the term of this Agreement, the “Subject Shares”).

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, BIII and the Company have requested that the Sponsor Parties enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            definitions; interpretation

Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement, and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.02 (Construction) of the Business Combination Agreement.

2.            REPRESENTATIONS AND WARRANTIES OF THE sponsor PARTIES

Each Sponsor Party, severally and not jointly, hereby represents and warrants to BIII and the Company as of the date of this Agreement as follows:

2.1           Organization. If such Sponsor Party is not a natural person, such Sponsor Party has been duly incorporated or registered and is validly existing and in good standing (to the extent such concept is applicable in such Sponsor Party’s jurisdiction of incorporation or registration) under the laws of its jurisdiction of incorporation or registration and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. If such Sponsor Party is not a natural person, such Sponsor Party is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Sponsor Party’s jurisdiction of incorporation or registration) as a foreign corporation or company (or other entity, if applicable) in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Sponsor Party’s jurisdiction of incorporation or registration), as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Sponsor Party to consummate the transactions contemplated hereby. Such Sponsor Party is not the beneficial owner of any Subject Shares held in trust.

2.2           Due Authorization. If such Sponsor Party is not a natural person, such Sponsor Party has the requisite corporate power and authority to (a) execute and deliver this Agreement, and (b) consummate the transactions contemplated hereby and perform all obligations to be performed by it hereunder. If such Sponsor Party is not a natural person, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the competent body of such Sponsor Party and no other company proceeding on the part of such Sponsor Party is necessary to authorize this Agreement. If such Sponsor Party is a natural person, such Sponsor Party has full legal capacity, right and authority to (a) execute and deliver this Agreement, and (b) to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Sponsor Party, and this Agreement constitutes a legal, valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If such Sponsor Party is a natural person who is married and resides in a community property jurisdiction and such action has been requested by the Company in writing prior to such Sponsor Party’s execution and delivery of this Agreement, then such Sponsor Party’s spouse has executed and delivered to the Company and BIII a spousal consent, in the form attached as Schedule B, concurrently with its execution and delivery of this Agreement.

2.3           Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in the Business Combination Agreement regarding the execution, delivery and performance of this Agreement, no consent of or with any Governmental Authority on the part of such Sponsor Party is required to be obtained or made in connection with the execution, delivery or performance by such Sponsor Party of this Agreement, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Sponsor Party of its obligations under this Agreement.

2.4           No Conflict. The execution and delivery of this Agreement by such Sponsor Party and the consummation of the transactions contemplated hereby do not and will not:

(a)            violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Sponsor Party (if such Sponsor Party is not a natural person);

(b)            violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any Applicable Law or Governmental Order applicable to such Sponsor Party;

(c)            violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any Contract to which such Sponsor Party is a party or by which such Sponsor Party may be bound, or terminate or result in the termination of any such Contract; or

(d)            result in the creation of any Lien upon any of the properties or assets of such Sponsor Party;

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Sponsor Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

2.5           Company Securities. Such Sponsor Party is the sole legal and beneficial owner of the Subject Shares set forth opposite such Sponsor Party’s name on Schedule A hereto, and all such Subject Shares are owned by such Sponsor Party free and clear of all Liens, other than Liens pursuant to the BIII Governing Documents, this Agreement, any Ancillary Agreement, the letter agreements, each dated as of January 5, 2026, among BIII, Sponsor and certain officers, directors, and advisors of BIII in the form attached as Exhibits 10.1 to 10.12 to BIII’s current report on Form 8-K filed on January 9, 2026 (the “Letter Agreements”) or applicable securities laws. Such Sponsor Party does not own legally or beneficially any Subject Shares other than as set out in Schedule A. Such Sponsor Party has the sole right to vote its Subject Shares, and none of its Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of its Subject Shares, except as contemplated by the Governing Documents of the Sponsor (in the case of the Sponsor), this Agreement, or the Letter Agreements.

2.6           Business Combination Agreement. Such Sponsor Party understands and acknowledges that BIII and the Company are entering into the Business Combination Agreement in reliance upon the Sponsor Parties’ execution and delivery of this Agreement. Such Sponsor Party has received a copy of the finalized Business Combination Agreement delivered to each Sponsor Party on August 27, 2026, and is familiar with the provisions of the Business Combination Agreement, and has consented to (and hereby consents to) BIII’s entry into the Business Combination Agreement.

2.7           Adequate Information. Such Sponsor Party is a sophisticated investor and has adequate information concerning the business and financial condition of BIII and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon BIII or the Company and based on such information as such Sponsor Party has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Sponsor Party acknowledges that BIII and the Company have not made and do not make any representation or warranty to such Sponsor Party, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

2.8           Restricted Securities. Such Sponsor Party understands that the BIII Class A Ordinary Shares that it may receive in connection with the Transactions including in connection with the Conversion, may be “restricted securities” under applicable U.S. federal and state securities laws and, if such Sponsor Party is an affiliate of the Company or BIII, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these laws, such Sponsor Party must hold such BIII Class A Ordinary Shares indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available.

2.9           Litigation and Proceedings.

(a)            There are no pending or, to the knowledge of such Sponsor Party, threatened, legal proceedings against such Sponsor Party or any of its properties or assets; and

(b)            there is no outstanding Governmental Order imposed upon such Sponsor Party; nor are any properties or assets of such Sponsor Party or its businesses (if applicable) bound or subject to any Governmental Order;

except, in each case, as would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Sponsor Party to consummate the transactions contemplated hereby.

3.            PRE-CLOSING SUPPORT AND CERTAIN COVENANTS

Each Sponsor Party, severally and not jointly, hereby covenants and unconditionally and irrevocably undertakes to the Company and BIII during the term of this Agreement as follows:

3.1           Agreement to Vote in Favor of Transactions. At any meeting of the shareholders of BIII called, held or convened to seek the BIII Shareholder Approval, or at any adjournment or postponement thereof, or in connection with any written resolution or consent of the shareholders of BIII or in any other circumstances upon which a vote, consent, waiver or other approval of shareholders with respect to the Business Combination Agreement, any Ancillary Agreements, the Merger, or any other Transaction is sought or required under the Governing Documents or Contract of BIII or otherwise (the “Other BIII Approvals”), such Sponsor Party shall:

(a)            if a meeting is held, appear at such meeting (in person or, where proxies are permitted, by proxy) or otherwise cause all of its Subject Shares to be counted as present at such meeting for purposes of establishing a quorum; and

(b)            vote or cause to be voted (including by class vote and/or written consent or resolution, if applicable) all of its Subject Shares in favor of granting the BIII Shareholder Approval and the Other BIII Approvals and, if there are insufficient votes in favor of granting the BIII Shareholder Approval and/or the Other BIII Approvals, in favor of the adjournment or postponement of such meeting of the shareholders of BIII to a later date.

3.2           Agreement to Vote Against Other Matters. At any meeting of the shareholders of BIII or at any adjournment or postponement thereof, or in connection with any written resolution or consent of the shareholders of BIII or in any other circumstances upon which such Sponsor Party’s vote, consent or other approval is sought, such Sponsor Party shall vote (or cause to be voted) all of its Subject Shares (including by withholding its class vote and/or written consent or resolution, if applicable) against any Acquisition Transaction.

3.3           No Other Proxies. Each Sponsor Party represents and warrants that no proxies of any nature (other than the proxy given pursuant to Section 3.4) have been given in respect of any of its Subject Shares.

3.4           Irrevocable Power of Attorney. Each Sponsor Party hereby irrevocably and unconditionally grants to, and appoints, in the event that such Sponsor Party shall for whatever reason fail to perform any of its obligations under Section 3.1, BIII and any individual designated in writing by BIII, and each of them individually, as such Sponsor Party’s lawful attorney and proxy (with full power of substitution), for and in the name, place and stead of such Sponsor Party, to vote all of its Subject Shares, or grant a written consent or approval or approve a written resolution in respect of all of its Subject Shares in a manner consistent with Section 3.1 (the “Irrevocable Power of Attorney”), and execute, deliver and take on each such Sponsor Party’s behalf and in the name of such Sponsor Party, all deeds, documents, and steps necessary for obtaining the BIII Shareholder Approval and the Other BIII Approvals as contemplated in Section 3.1. Each Sponsor Party understands and acknowledges that BIII and the Company are entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Agreement. Each Sponsor Party hereby affirms that the Irrevocable Power of Attorney is given in connection with the execution of the Business Combination Agreement, and that such irrevocable power of attorney is given to secure the performance of the duties of such Sponsor Party under this Agreement. Each Sponsor Party hereby further affirms that the Irrevocable Power of Attorney is coupled with a proprietary interest of BIII and may under no circumstances be revoked. Each Sponsor Party hereby ratifies and confirms all that the Irrevocable Power of Attorney may lawfully do or cause to be done by virtue hereof. The Irrevocable Power of Attorney granted hereunder shall only terminate upon the termination of this Agreement. Promptly upon the written request of the Company or BIII, each Sponsor Party shall duly execute and deliver a separate proxy instrument, in form and substance reasonably satisfactory to BIII, making specific reference to the BIII Shareholder Approval and the Other BIII Approvals, as applicable.

3.5           No Pre-Closing Transfer. Other than pursuant to this Agreement or as expressly contemplated by the Business Combination Agreement, or the Ancillary Agreements, from the date hereof and until the Closing or, if earlier, termination of this Agreement, such Sponsor Party shall not:

(a)            directly or indirectly, (i) lend, sell, transfer, tender, grant, charge, mortgage, pledge, assign or otherwise encumber, grant a security interests in, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge, swap, convert or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person;

(b)            grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares) with respect to any Subject Shares, or enter into any other Contract with respect to any Subject Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Agreement;

(c)            take any action that would make any representation or warranty of such Sponsor Party herein untrue or incorrect, or have the effect of preventing or disabling such Sponsor Party from performing its obligations hereunder;

(d)            commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Sponsor Party or BIII from performing any of its obligations hereunder; or

(e)            publicly announce any intention to effect any such transaction specified in this sentence,

other than any Transfer (x) between any Sponsor Party and any of its Affiliates and any of the Sponsor Parties’ and their Affiliates’ respective executive officers and directors, or (y) upon the prior written consent of the Company and BIII, provided in each case that such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and BIII, agreeing to be bound by this Agreement to the same extent as such Sponsor Party was prior to such Transfer. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Sponsor Party agrees with, and covenants to, BIII and the Company (or any of its directors, secretaries or authorized representatives) that such Sponsor Party shall not request that BIII register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

3.6           Waiver of Dissent Rights. Such Sponsor Party shall not apply to any Governmental Authority claiming that the BIII Shareholders Approval, Other BIII Approvals, Business Combination Agreement, any Ancillary Agreement, Merger or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of BIII or any other Person. Such Sponsor Party shall not commence, join in, facilitate, assist or encourage any claim or action challenging the validity of this Agreement, or alleging any breach of any law or duty in connection with the Transactions or alleging that the BIII Shareholders Approval, Other BIII Approvals, Business Combination Agreement, any Ancillary Agreement, or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of BIII or any other Person, and hereby releases BIII from all actions, proceedings, claims and demands whatsoever which such Sponsor Party has, has had, or will have under or arising out of this Agreement. Without limiting the generality of the foregoing, each Sponsor Party hereby irrevocably waives and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Islands Companies Act and any other similar statute in connection with the Merger.

3.7           No Redemption. Each Sponsor Party irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Sponsor Party shall not elect to cause BIII to redeem any Subject Shares now or at any time legally or beneficially owned by such Sponsor Party, and shall not submit to surrender any of its Subject Shares for redemption.

3.8           Letter Agreement. Each Sponsor Party and BIII hereby agree that (a) from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the applicable Letter Agreement, except as expressly contemplated by the Business Combination Agreement or other Ancillary Agreements to which the Company is a party; and (b) the Lock-up Restrictions (as defined below) shall supersede the lock-up provisions contained in the relevant Letter Agreement to which such Sponsor Party is a party.

3.9           Waiver of Anti-Dilution Protection. Subject to, and conditioned upon the occurrence of the Merger and effective as of immediately prior to the effective time of the Merger, Sponsor, in its capacity as the holder of at least a majority of the BIII Class B Ordinary Shares in the issue, hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by Applicable Law, any adjustment to the conversion ratio set forth in Article 18.2 of the BIII Governing Document with respect to the BIII Class B Ordinary Shares, that may result pursuant to Article 18.2(c) of the BIII Governing Document from the issuance of BIII Class A Ordinary Shares in connection with the transactions contemplated by the Business Combination Agreement or any PIPE Financing; provided, that the foregoing waiver does not waive Article 18.7 of the BIII Governing Document, which provides that in no event may any BIII Class B Ordinary Share convert into BIII Class A Ordinary Share at a ratio that is less than one-for-one.

4.            POST-CLOSING LOCK-UP

4.1           Certain Definitions. As used in this Article 4, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a)            “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

(b)            “Applicable Period” shall mean the period commencing on the Closing Date and ending on:

(i)	in respect of 3,370,000 Listco Shares held by the Sponsor immediately after the Closing, the Closing Date (for the avoidance of doubt, such Listco Shares shall be free from the Lock-Up Restrictions upon Closing);

(ii)	in respect of 1,750,000 Listco Shares held by the Sponsor immediately after the Closing, the date that is twelve (12) months after the Closing Date; and

(iii)	in respect of all BIII Private Warrants held by the Sponsor immediately after the Closing and all Listco Shares issuable upon exercise of such BIII Private Warrants, the date that is thirty (30) days after the Closing Date;

(c)            “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons;

(d)            “Lock-Up Restrictions” shall mean the restrictions set forth in Sections 4.2 and 4.5;

(e)            “Lock-Up Securities” shall mean (i) such Listco Shares and BIII Private Warrants (and Listco Shares issued upon exercise of the BIII Private Warrants) that are referred to in the definition of “Applicable Period” and (ii) any other Equity Security of the Merger Surviving Company issued or issuable to the Sponsor with respect to any securities referenced in clause (i) above by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; and

(f)            “Lock-Up Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any Lock-Up Security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Security, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

4.2           Lock-Up Restriction. Subject to the consummation of the Merger and Section 4.5, the Sponsor covenants and agrees that it shall not, without the prior written consent of the Board, effect, undertake, enter into or publicly announce any Lock-Up Transfer during the Applicable Period insofar as it relates to the applicable Lock-Up Securities. For the avoidance of doubt, the Sponsor shall retain all of its rights as a shareholder of the Merger Surviving Company with respect to the Lock-Up Securities it holds at any time during the Applicable Period, including, without limitation, the right to vote any Lock-Up Securities that are entitled to vote, the right to receive any dividends or distributions in respect of such Lock-Up Securities, and the right to exercise any BIII Private Warrants held by the Sponsor in accordance with their terms.

4.3           Authorization. The Sponsor hereby:

(a)            acknowledges that the Merger Surviving Company (as the successor of BIII and the Company) may, during the Applicable Period, pursuant to its rights and/or the obligations of the Sponsor under this Article 4, in its discretion and subject to Applicable Law, instruct its transfer agent for the Lock-Up Securities to decline to transfer, and to note stop-transfer restrictions on the register of book-entry interests and other records relating to, such Lock-Up Securities for which the Sponsor is the record holder; and

(b)            in the case of Lock-Up Securities for which the Sponsor is the beneficial but not the record holder, agrees during the Applicable Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop-transfer restrictions on the register of book-entry interests and other records relating to, such Securities;

in each case, if and to the extent such transfer would constitute a Lock-Up Transfer in breach of this Agreement. The Merger Surviving Company shall instruct its transfer agent to remove any stop transfer restrictions on the register of book-entry interests and other records related to the book-entry interests comprising Lock-Up Securities within three Business Days after the expiration of the Applicable Period.

4.4           Legend. During the Applicable Period, a certificate or book-entry evidencing any Lock-Up Securities may, in the Merger Surviving Company’s discretion pursuant to its rights and/or the obligations of the Sponsor under this Article 4, and subject to Applicable Law, be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SPONSOR SUPPORT AND LOCK-UP AGREEMENT AND DEED, DATED AS OF AUGUST 27, 2026, BY AND AMONG ASTRUM SPACE INC (“COMPANY”), THE HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.5           Lock-Up Exceptions. Section 4.2 shall not apply to:

(a)            in the case of an entity, Lock-Up Transfers to (i) such entity’s officers or directors or any affiliate or Immediate Family of any of such entity’s officers or directors, (ii) any shareholder, partner or member of such entity or their affiliates, (iii) any affiliate of such entity, or (iv) any employees of such entity or of its affiliates;

(b)            Lock-Up Transfers to a partnership, limited liability company or other entity of which such transferor is the legal and beneficial owner of all of the outstanding Equity Securities;

(c)            in the case of a natural person, Lock-Up Transfers (i) by bona fide gift to any member of such individual’s Immediate Family, (ii) to a family trust, established for the exclusive benefit of such individual and/or any of such individual’s Immediate Family for estate planning purposes, (iii) by virtue of laws of descent and distribution upon death of such individual or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(d)            in the case of an entity, Lock-Up Transfers by virtue of the laws of the jurisdiction of formation of such entity and the entity’s Governing Documents upon dissolution of the entity;

(e)            pledges of any Lock-Up Securities to a financial institution that create a security interest in such Lock-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as the holder of such pledged Lock-Up Securities continues to control the exercise of the voting rights of such pledged Lock-Up Securities, and any foreclosures on such pledged Lock-Up Securities;

(f)             Lock-Up Transfers of Listco Shares or other Equity Securities of the Merger Surviving Company convertible into or exercisable or exchangeable for Listco Shares acquired in open market transactions after the Closing;

(g)            the exercise of share options or warrants to purchase Listco Shares and any related transfer of Listco Shares to the Merger Surviving Company in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of any such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, it being understood that all Listco Shares received upon such exercise, settlement, vesting or transfer will remain subject to the restrictions of this Article 4 during the Applicable Period;

(h)            the entry, at any time after the Closing, into any trading plan providing for the sale of Listco Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any Listco Shares during the Applicable Period and no public announcement or filing is voluntarily made or required regarding such plan during the Applicable Period;

(i)             Lock-Up Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction, as approved by the Board, which results in all of the Merger Surviving Company’s security holders having the right to exchange their Listco Shares and other Equity Securities of the Merger Surviving Company for cash, securities or other property; and

(j)             a Lock-Up Transfer between the Sponsor Parties or to another entity that is an affiliate of such transferor, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such transferor or affiliates of such transferor or who shares a common investment advisor with such transferor;

provided, however, that in the case of clauses (a) through (e), (i) and (j), these permitted transferees shall enter into a written agreement with the Merger Surviving Company, agreeing to be bound by the transfer restrictions in Sections 4.2 through 4.5.

4.6           Effect of Article 4. If any Lock-Up Transfer is made or attempted contrary to the provisions of this Article 4, such purported Lock-Up Transfer shall be null and void ab initio.

5.            OTHER AGREEMENTS

5.1           Board Observer. From and after the Closing until the date falling two (2) years after the Closing Date, the Sponsor shall be entitled to designate by way of written notice to the Company one (1) representative, who may be different individuals from time to time as designated by the Sponsor, to attend all meetings of the Company Board in a non-voting observer capacity (the “Observer”), on such terms to be mutually agreed with the Company. The Company shall give the Observer copies of all materials that are provided to the Company Board; provided, that the Observer shall agree to hold in confidence and trust all information so provided and, if requested by the Company, enter into a customary confidentiality agreement with the Company in a form acceptable to the Company acting reasonably.

5.2           Legend Removal. The Merger Surviving Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Lock-Up Securities at the time any such security is no longer subject to the Lock-Up Restrictions (any such Lock-Up Security, a “Free Security”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Security to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Listco Shares or BIII Private Warrants as applicable so that the Free Securities are in a like position. Any holder of a Lock-Up Security is an express third-party beneficiary of this Section 5.2 and entitled to enforce specifically the obligations of the Merger Surviving Company set forth in this Section 5.2 directly against the Merger Surviving Company.

5.3           Disclosure.

(a)            Each Sponsor Party shall be bound by and comply with the Confidentiality Agreement, dated February 25, 2026, by and among BIII and Astrum Singapore (the “Confidentiality Agreement”) and Section 11.12 (Publicity) of the Business Combination Agreement (including any relevant defined terms used in such Confidentiality Agreement and provision) as if such Sponsor Party was an original signatory to the Confidentiality Agreement and Business Combination Agreement with respect to such provisions.

(b)            Each Sponsor Party hereby authorizes the Company and BIII to publish and disclose in any announcement or disclosure required by the SEC or pursuant to any Applicable Law such Sponsor Party’s identity and ownership of Subject Shares, the nature of such Sponsor Party’s obligations under this Agreement and (if deemed appropriate by the Company and BIII) a copy of this Agreement. Each Sponsor Party will promptly provide any information reasonably requested by the Company and BIII for any regulatory application or filing made or approval sought in connection with the Transactions.

5.4           Termination. This Agreement shall terminate upon the termination of the Business Combination Agreement in accordance with its terms. Upon the occurrence of the Closing, (i) this Agreement (excluding Section 3.6, Article 4 and Article 5) shall immediately terminate, (ii) Section 3.6 and Article 4 shall survive in accordance with its terms, and (iii) Article 5 shall survive indefinitely. Upon termination of this Agreement (or a portion hereof), no party shall have any liability hereunder other than for its willful and material breach of this Agreement (or such terminated portion) prior to such termination.

5.5           Further Assurances. Each Sponsor Party shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or BIII may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the Ancillary Agreements and (ii) refrain from exercising any veto right, consent right or similar right under BIII or the Company’s Governing Documents which would materially impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other Transaction. If any Sponsor Party acquires record or beneficial ownership of any Subject Shares following the date of this Agreement (or becomes aware, following the date hereof, of its record or beneficial ownership of any Subject Shares as of the date hereof, which shares are not already set forth on Schedule A), such Sponsor Party shall promptly notify the Company and BIII, and Schedule A shall be updated to reflect such Sponsor Party’s ownership of such additional Subject Shares.

5.6           Sponsor Parties. Each Sponsor Party signs this Agreement solely in such Sponsor Party’s capacity as a shareholder of BIII, and not in any other capacity. No Sponsor Party shall be liable or responsible for any breach, default or violation of any representation, warranty, covenant or agreement hereunder by any other Sponsor Party and each Sponsor Party shall solely be required to perform its obligations hereunder in its individual capacity. As promptly as practicable and in any event within 30 days following the date of this Agreement, Sponsor and BIII shall exercise their respective reasonable best efforts to procure that each Person listed on Schedule A who has not yet executed and delivered this Agreement shall join this Agreement as a Sponsor Party by duly executing and delivering to the Company and BIII a counterpart to this Agreement.

5.7           Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to BIII or the Company in accordance with Section 11.03 (Notices) of the Business Combination Agreement and to each Sponsor Party at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

5.8           Miscellaneous. The provisions of Sections 11.04 (Assignment), 11.05 (Rights of Third Parties), 11.07 (Governing Law), 11.08 (Dispute Resolution and Waiver of Jury Trial), 11.09 (Headings and Captions; Counterparts), 11.10 (Entire Agreement), 11.11 (Amendments) and 11.15 (Enforcement) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

ASTRUM SPACE INC

By:	/s/ Zhou Qingzhi
Name:	Zhou Qingzhi
Title:	Director

In the presence of:

Witness:	/s/ Jonathan Wang
Name:	Jonathan Wang
Title:	Chief Financial Officer

[Signature Page to Sponsor Support and Lock-up Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

BLACK SPADE ACQUISITION III CO

By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Chairman and Co-Chief Executive Officer

In the presence of:

Witness:	/s/ Richard Kirby Taylor
Name:	Richard Kirby Taylor
Title:	Director and Co-Chief Executive Officer

[Signature Page to Sponsor Support and Lock-up Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED for and on behalf of:

BLACK SPADE SPONSOR LLC III

By:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Manager

In the presence of:

Witness:	/s/ Richard Kirby Taylor
Name:	Richard Kirby Taylor
Title:	Director and Co-Chief Executive Officer of Black Spade Acquisition III Co

[Signature Page to Sponsor Support and Lock-up Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED by:

CHI WAI DENNIS TAM

/s/ Chi Wai Dennis Tam

In the presence of:

Witness:	/s/ Richard Kirby Taylor
Name:	Richard Kirby Taylor
Title:	Director and Co-Chief Executive Officer of Black Spade Acquisition III Co

[Signature Page to Sponsor Support and Lock-up Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED by:

SHING JOE KESTER NG

/s/ Shing Joe Kester Ng

In the presence of:

Witness:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Chairman and Co-Chief Executive Officer of Black Spade Acquisition III Co

[Signature Page to Sponsor Support and Lock-up Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above as a Deed.

EXECUTED AS A DEED by:

RICHARD KIRBY TAYLOR

/s/ Richard Kirby Taylor

In the presence of:

Witness:	/s/ Chi Wai Dennis Tam
Name:	Chi Wai Dennis Tam
Title:	Chairman and Co-Chief Executive Officer of Black Spade Acquisition III Co

[Signature Page to Sponsor Support and Lock-up Agreement and Deed]

SCHEDULE A
PARTICULARS OF SPONSOR PARTIES AND SUBJECT SHARES

SCHEDULE B
FORM OF SPOUSAL CONSENT

Dated [●]

The undersigned represents and warrants that the undersigned is the spouse of:

[Name of Sponsor Party]

and that the undersigned is familiar with the terms of (a) the Sponsor Support and Lock-up Agreement and Deed (the “Agreement”), dated as of August 27, 2026, by and among Astrum Space Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Black Spade Acquisition III Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BIII”), Black Spade Sponsor LLC III, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and each of the Persons listed on Schedule A thereto, and (b) the Business Combination Agreement dated as of August 27, 2026, by and among the Company, BIII and Astrum Networks Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore.

The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.

The undersigned further agrees that the undersigned’s community property interest or quasi community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.

The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest or quasi community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

EXECUTED [AS A DEED] for and on behalf of:

Name:	[In the presence of:

Witness:
Name:]